EXHIBIT 4.42

 ALLIANCE CONSUMER INTERNATIONAL, INC.

November 9, 2001

  CONFIDENTIAL AND PROPRIETARY

SUBSCRIPTION AGREEMENT

Series A Preferred Stock

Alliance Consumer International, Inc.

November 9, 2001

including as exhibits

Investor Rights Agreement (Exhibit A)

Confidential Purchaser Questionnaire (Exhibit B)

SUBSCRIPTION AGREEMENT

                This Subscription Agreement (this “Agreement”) is made and entered into as of the 10th day of December, 2001 by and between Alliance Consumer International, Inc., a California corporation (the “Company”), and the purchaser set forth on the signature page hereto (the “Purchaser”).  Certain capitalized terms used herein are defined in Section 7 of this Agreement.

R E C I T A L S

                A.            The Company is authorized by its Articles of Incorporation, as amended (the “Certificate of Incorporation”), to issue an aggregate of 50,000,000 shares of common stock, no par value (the “Common Stock”) and, 10,000,000 shares of preferred stock, no par value, of which 3,000,000 shares have been designated Series A Preferred Stock, no par value (the “Preferred Series A Stock”).  A copy of the Certificate of Incorporation is maintained on file at the Company’s corporate offices and is available upon request.

                B.            The Purchaser and other purchasers of Series A Preferred Stock (the “Purchasers”) desire to purchase from the Company, and the Company desires to sell to the Purchasers, an aggregate of up to 2,000,000 shares of the Series A Preferred Stock offered pursuant to that certain Confidential Private Placement Memorandum, dated as of November 9, 2001 (the “Memorandum”), all on the terms and subject to the conditions set forth herein.

                C.            The purchase price for the shares of the Series A Preferred Stock shall be paid by the cancellation of the indebtedness owed by NutraStar Incorporated (“NutraStar”) to the Purchaser as specifically set forth on the Signature Page (the “Cancellation of Indebtedness”).

                D             By executing the Signature Page and Investor Rights Agreement, each of the Purchasers is also agreeing to become a party to that certain Investor Rights Agreement, attached hereto as Exhibit A, between the Company and the Purchasers pursuant to which the Purchasers are granted certain rights with respect to, and agree to certain restrictions upon, the shares of Series A Preferred Stock (including the “Conversion Shares” as defined at Section 7.7 herein) purchased under the terms of this Agreement.

                E.             In connection with its execution of the Agreement, the Purchaser will deliver to the Company a properly completed and executed questionnaire (the “Confidential Purchaser Questionnaire”), attached hereto as Exhibit B, certifying that the Purchaser is an Qualified Investor, as defined in Section 4.3 of the Agreement.

A G R E E M E N T

                In consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

                1.             AUTHORIZATION OF THE SECURITIES; NATURE OF AGREEMENT.

                                1.1           Series A Preferred Stock.  The Company has authorized the issuance and sale pursuant to the terms and conditions of this Agreement of 2,000,000 shares of its Series A Preferred Stock.  The Series A Preferred Stock has all of the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation, which has been filed with the Secretary of State for the State of California.

                                1.2           Nature of Agreement.  This Agreement, insofar as it relates to the purchase of the Series A Preferred Stock by any Purchaser, is a separate agreement between that Purchaser and the Company. But this Agreement insofar as it relates to the rights, duties and remedies of the Company and the several Purchasers, from and after the Closing, shall be deemed to be one Agreement. Each Purchaser by signing this Agreement, acknowledges that it has carefully read the Memorandum, and all exhibits and annexes thereto.  In addition, NutraStar is an intended third party beneficiary of this Agreement as it relates to the Cancellation of Indebtedness.

                2.             SALE AND PURCHASE.

                                2.1           Irrevocable Subscription.  On the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase at the Closing from the Company, that number of shares of Series A Preferred Stock set forth on the signature page to this Agreement, for $1.00 per share (the “Purchase Price”).  The Purchase Price shall be payable with the Cancellation of Indebtedness in an amount equal to the Purchase Price for the shares of Series A Preferred Stock being purchased by the Purchaser. By other subscription agreements substantially identical to this Agreement additional purchasers have each agreed on the same terms and conditions to purchase shares of Series A Preferred Stock.  The aggregate number of shares of Series A Preferred Stock that can be sold at the Initial Closing and any Subsequent Closing shall not exceed 2,000,000 shares.  Notwithstanding the foregoing, the Company may offer and sell shares of Common Stock, Preferred Stock (including additional shares of Series A Preferred Stock and/or series of Preferred Stock with rights prior to the Series A Preferred Stock), and/or other securities in future offerings. The subscription by the Purchaser set forth in this Agreement is irrevocable by the Purchaser but will not constitute an agreement between the Purchaser and the Company until this Agreement is accepted and executed by the Company and until the Company receives a properly executed Confidential Purchaser Questionnaire with such Subscription Agreement; if not so accepted, the subscription and obligations of the Purchaser hereunder will terminate.

                3.             CLOSING; DELIVERY.

                                3.1           The Closing. The initial closing of the purchase and sale of the Series A Preferred Stock pursuant to this Agreement (the “Initial Closing”) shall take place at the offices of the Company as soon as practicable after the occurrence of the Exchange; provided, that the offering will terminate in the event the Exchange does not occur on or before December 31, 2001, unless extended by the Company as provided below.  The closing of the purchase and sale of shares of Series A Preferred Stock not purchased and sold at the Initial Closing (each, a “Subsequent Closing” and together with the Initial Closing, the “Closings” or a “Closing”) shall take place at the offices of the Company at such time(s) and such date(s), on or before April 30, 2000, as the Company deems appropriate.  The date of any Closing is hereinafter referred to as a “Closing Date.”

                                3.2           Notice of Closing. Promptly following each Closing, the Company will deliver a notice of the Closing to each Purchaser whose subscription has been accepted or rejected at such Closing. Such notice shall notify each Purchaser of the acceptance or rejection of that Purchaser’s subscription and, if the Purchaser’s subscription has not been accepted, be accompanied by a refund of the Purchase Price for the Series A Preferred Stock.

                                3.3           Delivery. Promptly following each Closing, the Company shall deliver to each Purchaser whose subscription has been accepted at such Closing an executed copy of this Agreement dated as of the date of such Closing and a certificate or certificates evidencing the Series A Preferred Stock being purchased by such Purchaser.

                4.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

                                Each Purchaser severally (and not jointly) represents and warrants to the Company that:

                                4.1           Acknowledgements Of The Purchaser With Respect To Projections And Risks.  THE PURCHASER ACKNOWLEDGES THAT ANY PROJECTIONS DELIVERED TO IT WITH RESPECT TO THE COMPANY OR ITS BUSINESS ARE ESTIMATES OF FUTURE PERFORMANCE WHICH ARE INHERENTLY INACCURATE, AND THAT SUCH PROJECTIONS ARE NOT A GUARANTEE OF FUTURE PERFORMANCE. THE PURCHASER REPRESENTS AND AGREES THAT THE PURCHASER IS NOT RELYING ON THE ACCURACY OF ANY SUCH PROJECTIONS IN MAKING AN INVESTMENT IN THE COMPANY. THE PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND ACKNOWLEDGES THAT THE COMPANY HAS PROVIDED IT WITH A DOCUMENT DISCUSSING CERTAIN RISK FACTORS THAT HAVE BEEN CAREFULLY CONSIDERED BY THE PURCHASER.

                                4.2           Authorization.  Assuming due execution and delivery by the Company, this Agreement constitutes the legal, valid, binding and enforceable obligation of such Purchaser, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, or other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) public policy concerns (including, without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

                                4.3           Investment.  The Purchaser has been advised that the Series A Preferred Stock has not been registered under the Securities Act nor qualified under any state Blue Sky law, on the ground that no distribution or public offering of the Series A Preferred Stock or the Conversion Shares is to be effected, and that in this connection the Company is relying in part on the representations of such Purchaser set forth in this Section 4.  The Purchaser represents that it is qualified investor as follows (a “Qualified Investor’):

                                                (a)           Investment Intent.  The shares of Series A Preferred Stock to be purchased by the Purchaser pursuant to this Agreement are being acquired by the Purchaser solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them or the Conversion Shares.

                                                (b)           Economic Risk.  The Purchaser is able to bear the economic risk of an investment in the Series A Preferred Stock acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

                                                (c)           Sophistication.  The Purchaser (i) has a preexisting personal or business relationship with the Company or its officers and/or directors, or (ii) is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Series A Preferred Stock, or (iii) by reason of the business or financial experience of its professional advisors who are unaffiliated with the Company, could be reasonably assumed to have the capacity to protect its own interests in connection with an investment in the Series A Preferred Stock. The Purchaser has had, during the course of this transaction and prior to its purchase of the Series A Preferred Stock, the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company and the terms and conditions of this Agreement. The Purchaser hereby acknowledges that it or its representatives have received all such information as it considers necessary for evaluating the risks and merits of acquiring the Series A Preferred Stock and for verifying the accuracy of any information furnished to it or to which it had access. The Purchaser represents and warrants that the nature and amount of the Series A Preferred Stock it is purchasing is consistent with its investment objectives, abilities and resources.

                                (d)           Illiquidity.  The Purchaser understands that there is no public market for the Series A Preferred Stock or the Conversion Shares and that there may never be such a public market, and that even if a market develops it may never be able to sell or dispose of the Series A Preferred Stock or the Conversion Shares and may thus have to bear the risk of its investment for a substantial period of time, or forever. The Purchaser is aware that neither the Series A Preferred Stock nor the Conversion Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions have been met and until the Purchaser or its qualified transferees has held the Series A Preferred Stock for at least a year. The Purchaser has adequate means of providing for its current needs and personal contingencies and has no need for liquidity of its investment in the Series A Preferred Stock.

                                4.4           Transfer Restrictions.  The Purchaser understands the restrictions on resale and transfer of the Series A Preferred Stock and Conversion Shares imposed upon the Purchaser pursuant to Section 6 of this Agreement, and will abide by such resale and transfer restrictions.

                                4.5           Legend.  The Purchaser understands that a legend condition will be placed on the certificates representing the shares of Series A Preferred Stock and Conversion Shares, if any, which will state that such securities have not been registered under the Securities Act, and that any transfer or attempt to transfer such securities except in a transaction registered or qualified under, or exempt from, the federal and applicable state securities laws, will be void and of no effect and will not be recognized by the Company.

                                4.6           Foreign Investors.  If the Purchaser is located outside the United States at the time of the Closing, the purchase of the Series A Preferred Stock and the performance of the Purchaser’s obligations hereunder are legally permitted by all laws and regulations to which it is subject and all consents, approvals, or authorizations of, and all designations, declarations or filings with, any governmental authority or agency required in the jurisdiction in which the Purchaser is located, in connection with the valid execution and delivery of this Agreement and the performance of its obligations hereunder, have been obtained by the Purchaser and will be effective on the relevant Closing Date.

                5.             CONDITIONS TO CLOSING.

5.1           Conditions to the Company’s Obligations.  The Company reserves the absolute right to accept or reject any subscription, in whole or in part, in the exercise of its sole and exclusive discretion. Additionally, (i) the representations and warranties of the Purchasers set forth in Section 4 of this Agreement shall be true and correct as of the date of the Closing of the purchase of the shares of Series A Preferred Stock by the Purchaser; and (ii) the Company shall have received subscriptions from Purchasers satisfactory and acceptable to the Company to purchase at least 10,000 shares of Series A Preferred Stock.

5.2           Conditions to the Purchaser’s Obligations.  This Agreement shall have no force or effect on the Purchaser and the Cancellation of Indebtedness shall not occur if the Exchange does not occur on or before December 31, 2001.

                6.             RESTRICTIONS ON TRANSFER.

6.1           General Restrictions.  Each Purchaser hereby agrees for itself that none of the shares of the Series A Preferred Stock purchased hereunder, or the Conversion Shares shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless and until one of the following events shall have occurred:

                                                (i)            Such securities are disposed of pursuant to and in conformity with an effective registration statement filed with the Commission pursuant to the Securities Act or pursuant to Rule 144 of the Commission thereunder; or

                                                (ii)           The seller shall have delivered to the Company a written opinion of counsel reasonably acceptable to the Company (which may be counsel for the Company) to the effect that the proposed transfer is exempt from the registration and prospectus delivery requirements of the Securities Act.

                                As a further condition to any such disposition and to the Company’s obligation to register any such disposition, so long as the legend set forth below will appear on the stock certificate resulting from such transfer, the Company may require, as a condition to such transfer, that the contemplated transferee furnish the Company with an investment letter in form and substance reasonably satisfactory to the Company and its counsel. Each of the parties hereby further acknowledges and agrees that the Company may, at its option, place notations evidencing the restrictions on transfer contained in this Section 6 in its shareholders’ register, and may place appropriate “stop transfer” instructions with its transfer agent, if any.

                                6.2           Legend.  The parties hereto further agree that any certificate evidencing the Series A Preferred Stock issued pursuant to this Agreement, or the Conversion Shares, shall bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

                                The Company shall, within ten days of the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without the foregoing legend if (i) the securities evidenced by such certificate shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or sold by the holder thereof pursuant to Rule 144 of the Commission, or (ii) such holder shall have delivered to the Company a written legal opinion reasonably acceptable to the Company and its counsel to the effect that the restrictions set forth herein are no longer required or necessary under any federal law or regulation.

                7.             DEFINITIONS.

                                For purposes of this Agreement, the following terms have the meanings set forth below:

                                7.1           “Cancellation of Indebtedness” shall have that meaning provided in Recital C of this Agreement.

                                7.2           “Certificate of Incorporation” shall have that meaning provided in Recital A of this Agreement.

                                7.3           “Closing” shall have that meaning provided in Section 3.1 of this Agreement.

                                7.4           “Closing Date” shall have that meaning provided in Section 3.1 of this Agreement.

                                7.5           “Common Stock” shall have that meaning provided in Recital A of this Agreement.

                                7.6           “Company” shall have that meaning provided in the Preamble of this Agreement.

                                7.7           “Conversion Shares” means the Common Stock or other securities issued or issuable upon conversion of the Series A Preferred Stock issued and sold to the Purchasers pursuant to this Agreement.

                                7.8           “Exchange” means the closing of that certain Agreement and Plan of Exchange dated November 9, 2001 between the Company and NutraStar pursuant to which substantially all of the shareholders of NutraStar shall exchange their shares of NutraStar common stock for shares of the Common Stock.

                                7.9           “Initial Closing” shall have that meaning provided in Section 3.1 of this Agreement.

                                7.10         “NutraStar” shall have that meaning provided in Recital A of this Agreement.

                                7.11         “Person” includes an individual, partnership, trust, corporation, joint venture, limited liability company, association, government, government bureau or agency or other entity of whatsoever kind or nature.

                                7.12         “Preferred Stock” shall have that meaning provided for in Recital A of this Agreement.

                                7.13         “Purchase Price” shall have that meaning provided in Section 2.1 of this Agreement.

                                7.14         “Purchaser” shall have that meaning provided in the Preamble of this Agreement.

                                7.15         “Qualified Investor” shall have that meaning provided in Section 4.3 of this Agreement.

                                7.16         “Securities Act” means the Securities Act of 1933, as amended from time to time.

                                7.17         “Series A Preferred Stock” shall have that meaning provided for in Recital A of this Agreement.

                                7.18         “Subsequent Closing” shall have that meaning provided in Section 3.1 of this Agreement.

                8.             MISCELLANEOUS PROVISIONS.

                                8.1           Notices.  All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, sent by facsimile transmission, or otherwise actually delivered:

(a)           if to any Purchaser, at the address set forth on the signature page hereto marked for attention as indicated; and

                                                (b)           if to the Company to:

                                                                Attention: Ms. Patricia McPeak

                                                                C/o NutraStar Incorporated

                                                                1261 Hawk’s Flight Court

                                                                El Dorado Hills, California 95762

or at such other address as may have been furnished by such Person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

                                8.2           Severability and Governing Law.  Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. THIS AGREEMENT IS MADE AND ENTERED INTO IN THE STATE OF CALIFORNIA AND THE LAWS OF SAID STATE SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF AND THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE DUTIES AND OBLIGATIONS HEREUNDER.

                                8.3           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                8.4           Captions and Section Headings.  Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                                8.5           Singular and Plural, Etc.  Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

                                8.6           Costs and Attorneys’ Fees.  In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party’s costs, and reasonable attorneys’ fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

                                8.7           Successors and Assigns.  All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

                                8.8           Amendments and Waivers.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Purchaser; provided, however that no such amendment or waiver shall affect the provisions of this Section 8.8 and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. Except as specifically otherwise provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor shall be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

                                8.9           Survival of Representations and Warranties, Etc.  All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made, the sale and purchase of the Series A Preferred Stock and payment therefor, the conversion of the Series A Preferred Stock as provided for in the Certificate of Incorporation, and any disposition of the Series A Preferred Stock or the Conversion Shares.

                                8.10         Entire Agreement.  This Agreement and the attached exhibits contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

                                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE COMPANY:

ALLIANCE CONSUMER INTERNATIONAL, INC.

By:	/s/ Patricia McPeak

Title:	CEO, President, N.I.

SIGNATURES CONTINUE ON NEXT PAGE

SIGNATURE PAGE AND INVESTOR RIGHTS AGREEMENT JOINDER

                                The undersigned Purchaser, by signing and returning this signature page, irrevocably commits to the purchase of the number of shares of Series A Preferred Stock set forth below, subject to the terms and conditions of this Subscription Agreement of Series A Preferred Stock and hereby agrees to the Cancellation of Indebtedness as more fully described below for the Purchase Price for the shares of Series A Preferred Stock subscribed for hereby. The undersigned Purchaser understands that, pursuant to Section 3.2 of this Agreement, it will receive a notice following the Closing indicating whether the Company has accepted this subscription by the undersigned Purchaser.  The undersigned Purchaser further understands and agrees that while it is irrevocably committed to purchase the shares of Series A Preferred Stock subscribed for hereby, subject to the conditions of this Agreement, the Company, pursuant to Section 5.1 of the Agreement, may reject this subscription, in whole or in part, for any reason.  Also, by signing and returning this signature page, the undersigned irrevocably agrees to be deemed to be a party to that certain Investor Rights Agreement, attached hereto as Exhibit A, by and between the Company and the stockholders identified therein, if and when the Company elects to accept this subscription.  The undersigned shall have all rights, and shall observe all the obligations, applicable to an “Investor” as set forth in the Investor Rights Agreement.

Date: December 10, 2001

PURCHASER:

THE RICEX COMPANY

By:	/s/ Todd C. Crow

Print Name and Title	Todd C. Crow, CFO

Address: 1241 Hawk’s Flight Court El Dorado Hills, California 95762

E-mail: toddc@ricex.com Taxpayer I.D. No.:	68-0412200

Number of shares subscribed for at $1.00 per share:     130,000 shares

Description of Cancellation of Indebtedness:  All of the outstanding, unpaid invoices to NutraStar Incorporated for invoices submitted through December 10, 2001.

EXHIBIT A

ALLIANCE CONSUMER INTERNATIONAL, INC.

INVESTOR RIGHTS AGREEMENT

                This Investor Rights Agreement (this “Agreement”) is made and entered into as of the __ day of _______, ____ by and between Alliance Consumer International, Inc., a California corporation (the “Company”), and certain equity security holders of the Company (each an “Investor” and collectively, the “Investors”) who have executed, or may from time to time execute, an Investor Rights Agreement Joinder, generally in the form attached hereto as Exhibit A.  The Investors are identified on Schedule A hereto, which will be amended from time to time to update the parties to this Agreement.

RECITALS

                A.            The Company and the Investors are parties to that certain Subscription Agreement dated as of ______ __, 2001 (the “Subscription Agreement”).

                B.            To induce the Company to enter into the Subscription Agreement and to induce the Investors to invest funds in the Company or cancel indebtedness owed by the Company or one of its subsidiaries pursuant to the Subscription Agreement, the Investors and the Company desire this Agreement to govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein.

AGREEMENT

                NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.     Restrictions on Transferability of Securities; Registration Rights.

1.1.          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

1.1.1.       “Affiliates” shall mean, with respect to a person or entity, all persons or entities controlling, controlled by or under common control with such person.

1.1.2.       “Closing” shall mean the date the first closing occurs with respect to the sale of the Preferred Stock pursuant to the Subscription Agreement.

1.1.3.       “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined herein).

1.1.4.       “Common Stock” shall mean the Company’s Common Stock, no par value.

1.1.5.       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

1.1.6.       “Holder” shall mean any Investor who holds Registrable Securities as of the date hereof.

1.1.7.       “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.  For purposes of such calculation, holders of Preferred Stock shall be considered to hold the shares of Common Stock then issuable upon conversion of such Preferred Stock.

1.1.8.       “Investors” shall mean those persons identified on Schedule A hereto, provided, however, that the Company may amend Schedule A from time to time to (A) add persons to this schedule as additional shares of Preferred Stock are sold by the Company, and (B) add or delete persons from this schedule as the composition of Holders changes.

1.1.9.       “Other Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations.

1.1.10.     “Preferred Stock” shall mean the Company’s Series A Preferred Stock and any other shares of the Company’s preferred stock (including shares that are authorized and/or designated subsequent to the date hereof).

1.1.11.     “Restricted Securities” shall mean the securities of the Company required to bear or bearing the legend set forth in Section 6.2 of the Subscription Agreement.

1.1.12.     “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock, (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, and (iii) any Common Stock issued in connection with that certain Agreement and Plan of Exchange dated November 9, 2001 between the Company and NutraStar Incorporated, a Nevada corporation; provided, however, that Registrable Securities shall not include any shares of Common Stock that have previously been registered or that have otherwise been sold to the public.

1.1.13.     The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

1.1.14.     “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (other than the compensation of regular employees of the Company, which shall be paid in any event by the Company).

1.1.15.     “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

1.1.16.     “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

1.1.17.     “Rule 145 Transaction” shall mean any transaction that meets the criteria set forth in Section (a) of Rule 145.

1.1.18.     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

1.1.19.     “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

1.2.          Requested Registration.

1.2.1.       Request for Registration.  If the Company shall receive from Initiating Holders at any time or times a written request specifying that it is made pursuant to this Section 1.2 that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

1.2.1.1.            promptly give written notice of the proposed registration to all other Holders; and

1.2.1.2.            as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company, which notice shall be deemed effective twenty three (23) days after the date mailed by the Company.

                                The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

(A)          in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B)           after the Company has effected two such registrations pursuant to this Section 1.2.1 and such registrations have been declared or ordered effective;

(C)           during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration pursuant to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(D)          if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

1.2.2.       Subject to the foregoing clauses (A) through (D) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is advisable to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, advisable to defer the filing of such registration statement, then the Company shall have the right to defer such filing only for the period during which such disclosure would be detrimental; provided, that the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in clause (C) above) the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.2.2 hereof, include other securities of the Company and may include securities of the Company being sold for the account of the Company.

1.2.3.       Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2.1.1 above.  The right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.  A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

1.2.4.       Procedures.  If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1.  The Company shall

(together with all Holders, and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) are reasonably acceptable to the Company.  If the person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders.  The securities so excluded shall also be withdrawn from registration.  Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. The Company shall not be required to file more than two (2) such registrations under this Section 1.2.

1.3.          Company Registration.

1.3.1.       Each time the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 Transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

1.3.1.1.            promptly give to each Holder written notice thereof; and

1.3.1.2.            use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3.2 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of the written notice from the Company described in Section 1.3.1.1 above is effective.  Such written request may specify all or a part of a Holder’s Registrable Securities.

1.3.2.       Underwriting.  If any registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3.1.1.  In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter.

                Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude that number of Registrable Securities for each Holder that is proportional to the number of Registrable Securities held by that particular Holder (as a percentage of the total number of Registrable Shares held by all Holders) — up to the total number of Registrable Securities held by the Holder.  The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter in proportion to the number of Registrable Securities held by each Holder. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                                If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in proportion with the number of Registrable Securities held by each Holder.

1.4.          Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof, and the first two registrations pursuant to Section 1.2 hereof and reasonable fees of one counsel for the selling shareholders in the case of registrations pursuant to Section 1.2 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration.  All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

1.5.          Registration on Form S-3.

1.5.1.  After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms.  After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) in the event that the Company shall furnish the certification described in Section 1.2.1.2 (but subject to the limitations set forth therein) or (iii) in a given 12-month period, after the Company has effected one (1) such registration in any such period.

                1.5.2.  If a request complying with the requirements of Section 1.5.1 is delivered to the Company, the provisions of Sections 1.2.1.1 and 1.2.1.2 and those of Section 1.2.2 hereof shall apply to such registration.  If the registration is for an underwritten offering, the provisions of Sections 1.2.3 and 1.2.4 hereof shall apply to such registration. The Company shall not be required to file more than two (2) such registration statements on Form S-3 in any 12-month period.

1.6.          Registration Procedures.  In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will use its best efforts to:

1.6.1.       Keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

1.6.2.       Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

1.6.3.       Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

1.6.4.       Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

1.6.5.       Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

1.6.6.       Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

1.6.7.       Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section II(a) of the Securities Act;

1.6.8.       In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

1.6.9.       Register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

1.6.10.     Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

1.6.11.     Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and

1.6.12.     Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop, order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

1.7.          Indemnification.

1.7.1.       The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.  It is agreed that the indemnity agreement contained in this Section 1.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

1.7.2.       Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder and each of their officers, directors and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and that the foregoing indemnity obligation with respect to any preliminary prospectus shall not inure to the benefit of the Company on account of any loss whatsoever arising from the sale of any Registrable Securities by the Holder to any person if (A) a copy of the prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to such Holder prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of such Holder to such person, if required by law, with or prior to the written confirmation of the sale involved, and (B) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus from which such loss arose was corrected in the prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid); provided, further that the obligations of such Holders under this Section 1.7.2 shall be limited to an amount equal to the net proceeds received by each such Holder of Registrable Securities in such offering.

1.7.3.       Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, that if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to any Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select counsel to participate in the defense of such action on behalf of such Indemnified Party at the expense of the Indemnifying Party.  After notice from an Indemnifying Party to any Indemnified Party of such Indemnifying Party’s election to assume the defense or the action, the Indemnifying Party will not be liable to such Indemnified Party pursuant to this Section 1.7.3 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the proviso of the preceding sentence, or (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

1.7.4.       If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

1.7.5.       Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.8.          Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

1.9.          Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

1.9.1.       Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

1.9.2.       File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

1.9.3.       So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.10.        Transfer or Assignment of Registration Rights.  The rights to cause the Company to register securities and certain other related rights granted to a Holder by the Company under Sections 1.6 and 1.8 may not be transferred or assigned by a Holder, except as provided in Section 3.2.

1.11.        “Market Stand-Off” Agreement.  Each Holder hereby agrees that, following the effective date of the initial registration only of the Company’s securities under the Securities Act, for the period of time and to the extent reasonably requested by the underwriter(s) and the Company, such Holder shall not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it, directly or indirectly, except securities covered by the registration statement and transfers to donees who agree to be similarly bound) for the period; provided however, that (i) the executive officers and directors of the Company shall have agreed to be bound by substantially the same terms and conditions, (ii) such agreement shall be required only in connection with the Company’s initial public offering, (iii) the Company shall use its best efforts to ensure that the time period requested for such market stand-off shall not exceed 180 days and (iv) the restriction shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 (or similar forms promulgated after the date hereof) or a registration relating solely to a transaction pursuant Rule 145 promulgated under the Securities Act on Form S-4 (or similar forms promulgated after the date hereof).  The Company may impose stop-transfer instructions during such stand-off period with respect to the securities of each Holder subject to this restriction if necessary to enforce such restrictions.

                The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

1.12.        Delay of Registration.  No Holder shall have any right to take and, action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.13.        Termination of Registration Rights.  The right of any Holder to request registration or inclusion in any registration shall terminate pursuant to this Section 1.13 on the closing of the first Company-initiated registered public offering of Common Stock of the Company, provided that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.13 shall not apply to any Holder who owns more than one percent (1%) of the Company’s outstanding stock until the earlier of (x) such time as such Holder owns less than one percent (1%) of the outstanding stock of the Company, or (y) the expiration of two years after the closing of the first registered public offering of Common Stock of the Company (provided that the two year period set forth in this Section 1.13(y) shall be extended for a period of time equal to any period of time that the Company delays a registration pursuant to the terms of this Agreement).

2.     Miscellaneous.

2.1.          Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California.

2.2.          Assignment of Rights.  This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, assigns and legal representatives. All rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided that (a) the Company is, prior to such transfer, furnished with written notice of the name and address of such proposed transferee or assignee and the amount of Registrable Securities proposed to be transferred to such transferee or assignee; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 above.

2.3.          Integration; Amendment; Waiver.  This Agreement (including all exhibits and schedules hereto and the documents referenced herein) together with all other agreements referred to herein, constitute the full and entire understanding and agreement between the parties with regard to the subjects and transactions contemplated herein and therein, and terminates and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof, all of which are merged herein and therein, including any agreements between the Company, and any of the Investors listed herein at Schedule A.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of a majority of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

2.4.          Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Holder, as indicated on the list of Holders attached hereto as Schedule A, or at such other address as such Stockholder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at NutraStar Incorporated, 1261 Hawk’s Flight Court, El Dorado Hills, California 95762, or at such other address as the Company shall have furnished to each holder in writing.  All such notices and other written communications shall be effective (i) if mailed, five (5) days after mailing and (ii) if delivered, upon delivery.

2.5.          Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

2.6.          Rights; Severability.  Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.7.          Information Confidential.  Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

2.8.          Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.9.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.10.        Dispute Resolution. The Company and each of the Investors agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of the parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative.  These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute.  If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation.  If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one-day mediation, either party may begin litigation proceedings.  This procedure shall be a prerequisite before taking any additional action hereunder.

                                IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                                                THE COMPANY:

                                                                ALLIANCE CONSUMER INTERNATIONAL, INC.

                                                                By:

                                                                Title:

                                                                THE INVESTORS:

WITH RESPECT TO THE INVESTORS, THE SIGNATURE PAGE TO THIS AGREEMENT CONSISTS OF THE INVESTOR RIGHTS AGREEMENT JOINDER, WHICH, IN SOME CASES, WILL BE INCLUDED AS PART OF THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Signature Page to Alliance Consumer International, Inc. Investor Rights Agreement

SCHEDULE A

INITIAL INVESTORS:

________________________

________________________

________________________

________________________

________________________

________________________

________________________

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EXHIBIT A

FORM OF INVESTOR RIGHTS AGREEMENT JOINDER

                                By signing and returning this Investor Rights Agreement Joinder, the undersigned agrees to be a party to that certain Investor Rights Agreement, by and between the Company and the stockholders identified therein, a copy of which has been presented to the undersigned along with this Investor Rights Agreement Joinder.  The undersigned shall have all rights, and shall observe all the obligations, applicable to an “Investor” as set forth in the Investor Rights Agreement.  In order to give effect to this transaction, please add the undersigned to the list of “Investors” as set forth in Schedule A to the Investor Rights Agreement effective upon execution of this Investor Rights Agreement Joinder.

Date: __________________

INVESTOR:

_________________________________

[Signature]

_________________________________

[Please print name]

Address:

________________________________

________________________________

________________________________

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